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               SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549

                       -------------------
                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15 (d) OF THE
                 SECURITES EXCHANGE ACT of 1934



September 12, 2002
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(Date of Report - date of earliest event reported)

First Albany Companies Inc.
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(Exact name of registrant as specified in its charter)

New York                 0-14140                      22-2655804
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(State of Other         (Commission 		     (IRS Employer
Jurisdiction of         File Number)                  Identification
Incorporation)		         		      No.)


30 South Pearl Street, Albany, New York  12207
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(Address of Principal                    (Zip Code)
Executive Offices)

(518) 447-8500
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(Registrant's telephone number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)




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Item 5.

            Letter to Our Employees and Shareholders

          I'm very proud of how our brokerage firm, First Albany

Corporation, is doing in this difficult market environment.

Almost 20% top-line growth for the second quarter (net revenues year over year) while the industry had one of its worst quarters in the last six years is a real accomplishment.  I am confident we will achieve the guidance we gave that First Albany

Corporation would show after tax earnings this year of between $4 and $5 million.



     With so much momentum in the firm's business, now is the

appropriate time to make official the management transition that has been in progress for some time.



     I'm announcing with great pleasure that Alan Goldberg will  be taking  sole responsibility for the role of Chief Executive Officer of  First Albany Corporation. This is a position for which Alan  is well  suited by experience, judgment and especially character. This new  role  is  the culmination of a long evolution  here  at  First

Albany in which Alan has steadily commanded a greater share of  the load.  As a result, I expect this to be a seamless transition  that will  enable  me to devote more time to our venture capital  effort and our other principal investments.  I will remain as Chairman  of the holding company, First Albany Companies Inc.



     Please join me in congratulating yourselves on our success and Alan on his new responsibilities.



                                   George McNamee

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